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                                  EXHIBIT 17.1

              Letter on Director Resignation from Gerald S.Epstein



                                 GERALD EPSTEIN
                                166 HARBOR DRIVE
                           KEY BISCAYNE, FLA.  33149



                                                                   March 7, 1997

Wellington A. Ewen, Pres.
Sequester Holdings, Inc.
2835 Townsgate Road - Suite 110
Westlake Village, CA  91361

Dear Mr. Ewen:

I am hereby resigning as a director of Sequester Holdings, Inc., formerly KCD Holdings, Inc., effective immediately and without prejudice.

                                  Yours very truly,



                                  /s/ Gerald S. Epstein

Express Mail return receipt





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